UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022 (November 15, 2022)

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Units, no par value	SPLP	New York Stock Exchange
6.0% Series A Preferred Units	SPLP-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On November 15, 2022, Steel Partners Holdings L.P., a Delaware limited partnership (the “Company”) terminated the Agreement and Plan of Merger, dated as of June 12, 2022 (the “Merger Agreement”), by and among the Company, Steel Connect, Inc., a Delaware corporation (“Steel Connect”) and SP Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub” and, together with the Company, the “Parent Parties”). The Merger Agreement was terminated following the 2021 Annual Meeting of Stockholders of Steel Connect (the “Annual Meeting”) at which the proposal to adopt the Merger Agreement was (a) approved by the affirmative vote of the holders of (i) a majority of the outstanding shares of Series C Preferred Stock, par value $0.01 per share, of Steel Connect (“Series C Preferred Stock”) and (ii) a majority in voting power of the issued and outstanding shares of common stock (“Common Stock”) and Series C Preferred Stock (voting on an as converted to shares of Common Stock basis), voting together as a single class, but (b) not approved by a majority of the outstanding shares of Common Stock not owned, directly or indirectly, by the Parent Parties, any other officers or directors of Steel Connect or any other person having any equity interest in, or any right to acquire any equity interest in, Merger Sub or any person of which Merger Sub is a direct or indirect subsidiary as required under the Merger Agreement.

As a result of the termination of the Merger Agreement, the Voting and Support Agreement, dated as of June 12, 2022, by and among the Company, Steel Connect, Handy & Harman Ltd., WHX CS Corp., Steel Partners, Ltd., SPH Group LLC, SPH Group Holdings LLC, Steel Partners Holdings GP Inc., Steel Excel Inc., Warren G. Lichtenstein and Jack L. Howard., automatically terminated pursuant to its terms.

The foregoing description of the terms of the Merger Agreement is not complete and is qualified in its entirety by the terms and conditions of the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on June 13, 2022.

Item 8.01. Other Events

On November 15, 2022, the Company issued a press release announcing the termination of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 16, 2022	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Jason Wong
Jason Wong
Chief Financial Officer

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